EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-112150, 333- 109750, 333-109785, 333-89364, and 333-73766), Form S-8 (File No. 333-64618), and Form S-1 (File No. 333-122717, 333-121775, 333-117268, and 333-129239) of Multiband Corporation and subsidiaries of our report dated March 8, 2006, which appears in this annual report on Form 10-K for the year ended December 31, 2005.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
March 31, 2006